UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3553 West Chester Pike, #311
Newtown Square, PA 19073
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones, Esq.
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2014, TechPrecision Corporation (the “Company”), through its wholly owned subsidiary, Ranor, Inc. (“Ranor”), entered into an Assignment of Claim Agreement (the “Assignment Agreement”) with Citigroup Financial Products Inc. (“Citigroup”).  Pursuant to the terms of the Assignment Agreement, Ranor agreed to sell, transfer, convey and assign to Citigroup all of Ranor’s right, title and interest in and to Ranor’s unsecured claim against GTAT Corporation (“GTAT”) in the aggregate amount of $3,740,956.34 (the “Claim”).

As previously disclosed, GTAT, together with certain of its direct and indirect subsidiaries, or collectively, the GTAT Group, commenced voluntary cases under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire.  The GTAT Group’s bankruptcy filing caused an automatic stay in any arbitration proceedings in which the GTAT Group is involved, including the arbitration proceeding with Ranor (the “Ranor Arbitration”).  The automatic stay under the Bankruptcy Code stayed the arbitration with the GTAT Group as a matter of law.  The Company’s claim asserted in the Ranor Arbitration was then asserted as an unsecured creditor claim in the GTAT Group’s bankruptcy case.

Pursuant to the Assignment Agreement, Citigroup will pay to Ranor an initial amount equal to $1,122,286.90, subject to a 54.75% holdback (the “Holdback”), such Holdback to be paid either (A) upon receipt of written notice that the Claim (or any portion thereof) has been fully and finally allowed against GTAT as a non-contingent, liquidated, and undisputed general unsecured claim, been listed as non-contingent, liquidated, and undisputed on schedules filed by GTAT with the Bankruptcy Court, or appeared on the claim’s agent’s or trustee’s or other estate representative’s records, or has otherwise been conclusively and finally treated in the GTAT proceedings, as “allowed” or “accepted as filed”; or (B) the time period during which any party (including GTAT) is permitted to file an objection, dispute or challenge with respect to the Claim in the proceedings expires and no objection, dispute or challenge has been filed with respect to any portion of the Claim.  If the total amount of the Claim is allowed against GTAT, then Citigroup must pay the Company the entire Holdback; however; if the amount of the Claim allowed is greater than $1,692,782.74 but less than the total Claim amount, then Citigroup only has to pay the Company an amount equal to the Holdback minus the product of 30% multiplied by the difference between the total Claim amount and the claim amount actually allowed against GTAT.  If the total amount of the Claim allowed against GTAT is less than $1,692,782.74, then Ranor may be obligated to repurchase, at Citigroup’s election, any portion of the Claim not allowed below $1,692,782.74 multiplied by 30%, plus interest at 7% per annum from April 21, 2015 through the repurchase date on any portion of the claim Ranor is obligated to repurchase from Citigroup.  The Company cannot predict the amount at which the Claim will be finally allowed or admitted in the GTAT bankruptcy proceeding and cannot guarantee that it will receive any additional payment on the Claim.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information presented above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Assignment of Claim Agreement, dated April 17, 2015, by and between Ranor, Inc. and Citigroup Financial Products Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Assignment of Claim Agreement, dated April 17, 2015, by and between Ranor, Inc. and Citigroup Financial Products Inc.